Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-274239) and Form S-8 (No. 333-248633) of Corporación América Airports S.A. of our report dated March 19, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PRICE WATERHOUSE & CO. S.R.L.

/s/ Juan Manuel Gallego Tinto
Buenos Aires, Argentina
March 27, 2025

Price Waterhouse & Co. S.R.L., Bouchard 557, 8th floor, C1106ABG - Autonomous City of Buenos Aires, Argentina

T: +(54.11) 4850.0000, www.pwc.com/ar